Exhibit 10.3

URBAN OUTFITTERS

2008 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

STOCK APPRECIATION RIGHT AGREEMENT (the “Agreement”) dated as of                      (the “Grant Date”) between Urban Outfitters, Inc., a Pennsylvania corporation (the “Company”), and                      (the “Grantee”), an employee of the Company or of a subsidiary.

WITNESSETH

WHEREAS, the Company desires to award the Grantee a stock appreciation right with respect to certain shares of the Company’s common stock (“Common Stock”) as hereinafter provided, in accordance with provisions of the Urban Outfitters 2008 Stock Incentive Plan, as amended (the “Plan”), a copy of which has been provided to the Grantee. Except as otherwise provided in this Agreement, capitalized terms used in this Agreement shall have the same meaning as in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

1. Grant of SAR. The Company hereby confirms the award to the Grantee of the right to receive appreciation (a stock appreciation right or “SAR”) with respect to an aggregate of                      shares of Common Stock (the “SAR Shares”). The SAR is an independent SAR and is not granted in tandem with an Option or any other award under the Plan. The SAR is in all respects limited and conditioned, as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding SARs). Such terms and conditions are incorporated herein by reference and are made a part hereof.

2. Base Price. The base price with respect to each SAR Share shall be the Fair Market Value of a share of Common Stock on the Grant Date (the “Base Price”).

3. Term. Unless earlier terminated pursuant to any provision of this Agreement or of the Plan, this SAR shall expire on                     , the day before the [            ] anniversary of the Grant Date.

4. Vesting of SAR. Subject to Section 14 of the Plan and to Paragraphs 3 and 7 through 9 of this Agreement, the SAR shall become exercisable [in a number of tranches as determined by the Committee] as follows:

On The:	The SAR Shall Become Exercisable With Respect To The Following Number of SAR Shares:
[Date]	[% of the SAR Shares]

No additional vesting shall occur after the Grantee’s Termination of Service.

The Grantee may exercise the portion of the SAR which has become exercisable in whole or in part at any time or times prior to the expiration or other termination of the SAR.

5. Exercise of SAR. Subject to the terms and conditions of this Agreement and the Plan, the SAR may be exercised upon written notice to the Company, at its principal office, which is located at 5000 South Broad Street, Philadelphia, Pennsylvania 19112. Such notice shall state the election to exercise the SAR and the number of SAR Shares with respect to which the SAR is being exercised; shall be signed by the person so exercising the SAR; and shall, if the Company so requests, be accompanied by the investment certificate referred to in Paragraph 11. In the event the SAR is exercised by any person or persons after the legal disability or death of the Grantee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the SAR.

As soon as practicable following receipt of such notice of exercise of the SAR, the Grantee shall be entitled to receive a number of shares of Common Stock with a Fair Market Value on the exercise date equal to (i) the excess of the Fair Market Value of a share of Common Stock on the exercise date over the Base Price, times (ii) the number of SAR Shares for which the SAR is being exercised. Any fractional share of Common Stock shall be paid in cash. All shares that are issued upon the exercise of the SAR as provided herein shall be deemed to be fully paid and non-assessable by the Company.

Upon the sale of Common Stock attributable to the appreciation of SAR Shares, the Company shall be entitled to any proceeds representing that portion of the sales price which exceeds [[five] times the Base Price] [$             per share] (the “Excess”). The Grantee shall pay to the Company the amount of any Excess realized by the Grantee upon the sale of the Common Stock issued upon exercise of the SAR within 20 business days after realization thereof. Any Excess not timely paid shall bear interest at the rate of 10% per annum until paid.

6. Non-transferability of SAR. This SAR is not assignable or transferable, in whole or in part, by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, the SAR shall be exercisable only by the Grantee or, in the event of legal disability, by his or her guardian or legal representative.

7. Termination of Service for a Reason Other Than Death or Disability. If the Grantee’s Termination of Service occurs for any reason other than death or disability (as defined below) prior to the expiration date of this SAR as set forth in Paragraph 3, this SAR may be exercised, to the extent of the number of SAR Shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Grantee at any time prior to the earlier of (i) 30 days following the date of such Termination of Service or (ii) the expiration date set forth in Paragraph 3.

8. Disability. If the Grantee becomes disabled, within the meaning of section 22(e)(3) of the Code, prior to the expiration date of this SAR as set forth in Paragraph 3, and the Grantee’s Termination of Service occurs as a consequence of such disability, this SAR may be exercised, to the extent of the number of SAR Shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Grantee (or in the event of the Grantee’s legal disability, by the Grantee’s legal representative) at any time prior to the earlier of (i) six months following the date of such Termination of Service or (ii) the expiration date set forth in Paragraph 3.

9. Death. If the Grantee’s Termination of Service occurs as a result of death, or if the Grantee dies after his or her Termination of Service but prior to the expiration of the period determined under Paragraph 7 or 8, this SAR may be exercised, to the extent of the number of SAR Shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Grantee’s estate, personal representative or beneficiary who acquired the right to exercise this SAR by bequest or inheritance or by reason of the Grantee’s death, at any time prior to the earlier of (i) six months following the date of such death or (ii) the expiration date set forth in Paragraph 3.

10. Change in Control. This SAR [shall][shall not] become exercisable as a result of a Change in Control.

11. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Grantee that a registration statement covering the shares to be acquired upon the exercise of the SAR has become effective under the Securities Act of 1933, as amended, and the Company has not thereafter notified the Grantee that such registration statement is no longer effective, it shall be a condition to any exercise of this SAR that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 or of any rules or regulations promulgated thereunder. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

12. [Clawback or Recoupment Policy. This SAR, Common Stock delivered pursuant to this SAR, and any gains or profits on the sale of such Common Stock shall be subject to any “clawback” or recoupment policy adopted by the Company.]

13. Governing Law. This Agreement shall be governed by Pennsylvania law (without reference to the principles of conflicts of laws), to the extent not governed by Federal law.

14. Withholding of Taxes. The obligation of the Company to deliver shares of Common Stock upon the exercise of the SAR shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of the SAR is subject to the withholding requirements of applicable tax laws, the Grantee, subject to the provisions of the Plan and such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Committee, may satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value on the exercise date. Such election must be made in compliance with and subject to the Withholding Rules. The number of shares withheld for purposes of taxes shall be limited, to the extent necessary, to avoid adverse accounting consequences.

IN WITNESS WHEREOF, the Company has caused this SAR Agreement to be duly executed by a duly authorized officer, and the Grantee has hereunto set his or her hand.

GRANTEE	URBAN OUTFITTERS, INC.

By:
Grantee’s Signature

Date	Date